Exhibit 4.1

CHASE ISSUANCE TRUST

as Issuing Entity

SUPPLEMENTAL INDENTURE

with respect to Additional Class A(2008-3) Notes

dated as of April 1, 2008

to

CLASS A(2008-3) TERMS DOCUMENT

dated as of March 17, 2008

to

AMENDED AND RESTATED

CHASESERIES INDENTURE SUPPLEMENT

dated as of October 15, 2004

to

THIRD AMENDED AND RESTATED

INDENTURE

dated as of December 19, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee and Collateral Agent

THIS SUPPLEMENTAL INDENTURE WITH RESPECT TO ADDITIONAL CLASS A(2008-3) NOTES (this “Supplemental Indenture”), by and between the CHASE ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), is made and entered into as of April 1, 2008 and hereby modifies and supplements the Class A(2008-3) Terms Document (the “Terms Document”) entered into by the Issuing Entity, the Indenture Trustee and the Collateral Agent as of March 17, 2008.

WHEREAS, the Issuing Entity and the Indenture Trustee have created, pursuant to the Terms Document, a Tranche of CHASEseries Class A Notes known as the “CHASEseries Class A(2008-3) Notes.”

WHEREAS, pursuant to Section 3.10(c) of the Indenture, the Issuing Entity and the Indenture Trustee shall issue the Additional Class A(2008-3) Notes (as defined below) that shall be identical in all respects to all other Outstanding Class A(2008-3) Notes and will be equally and ratably entitled to the benefits of the Indenture and the Indenture Supplement as all other Outstanding Class A(2008-3) Notes without preference, priority or distinction.

NOW, THEREFORE, in connection with the issuance of the Additional Class A(2008-3) Notes, the Issuing Entity and the Indenture Trustee enter into this Supplemental Indenture.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

(b) all other terms used herein which are defined in the Indenture Supplement, the Indenture, the Asset Pool Supplement or the Terms Document, either directly or by reference therein and are not modified by Section 2.2 hereof, have the meanings assigned to them therein.

“Additional Class A(2008-3) Notes” means the $200,000,000 principal amount Class A(2008-3) Notes described in this Supplemental Indenture, substantially in the form set forth in Exhibit A-1 to the Indenture Supplement, designated therein as a Class A(2008-3) Note and duly executed and authenticated in accordance with the Indenture.

“Additional Issuance Date” means April 1, 2008.

Section 1.2 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.3 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.4 Ratification of Indenture, Indenture Supplement and Terms Document. As supplemented by this Supplemental Indenture, each of the Indenture, the Asset Pool Supplement, the Indenture Supplement and the Terms Document is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement, the Indenture Supplement as so supplemented by the Terms Document and the Terms Document and so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 1.5 Full Force and Effect of Terms Document. All terms and conditions of the Terms Document not changed hereby shall remain in full force and effect.

[END OF ARTICLE I]

ARTICLE II

THE ADDITIONAL CLASS A(2008-3) NOTES

Section 2.1 Terms and Issuance. The Additional Class A(2008-3) Notes shall be identical in all respects to all other Outstanding Class A(2008-3) Notes, except as noted in Section 2.3 herein, and will be equally and ratably entitled to the benefits of the Indenture, the Indenture Supplement and the Terms Document as all other Outstanding Class A(2008-3) Notes without preference, priority or distinction. The Additional Class A(2008-3) Notes shall be issued pursuant to the Indenture and the Indenture Supplement on the Additional Issuance Date.

Section 2.2 Modification of Defined Terms. Upon issuance of the Additional Class A(2008-3) Notes, all references in the Terms Document to the Class A(2008-3) Notes shall include the Additional Class A(2008-3) Notes and each of the following terms, as used in the Terms Document, shall have the respective meanings set forth below:

“Controlled Accumulation Amount” means $75,833,333.34; provided, however, if the Accumulation Period Length is determined to be less than twelve months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note Transfer Date with respect to the Class A(2008-3) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement.

“Initial Dollar Principal Amount” means $910,000,000.

“Stated Principal Amount” means $910,000,000.

Section 2.3 First Interest Payment Date. Interest on these Additional Class A(2008-3) Notes for the period from the Additional Issuance Date through and including April 14, 2008 will be paid from the proceeds of the issuance of these Additional Class A (2008-3) Notes on the Additional Issuance Date and these Additional Class A(2008-3) Notes will not receive an interest payment on April 15, 2008.

Section 2.4 Form of Delivery of Additional Class A(2008-3) Notes; Depository; Denominations.

(a) The Additional Class A(2008-3) Notes shall each be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

(b) The Depository for the Additional Class A(2008-3) Notes shall be The Depository Trust Company, and the Additional Class A(2008-3) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c) The Additional Class A(2008-3) Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

Section 2.5 Delivery and Payment for the Additional Class A(2008-3) Notes. The Issuing Entity shall execute and deliver the Additional Class A(2008-3) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Additional Class A(2008-3) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 2.6 Supplemental Indenture. The Issuing Entity may enter into a supplemental indenture with respect to the Class A(2008-3) Notes as provided in Section 9.01 of the Indenture; provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class A(2008-3) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the CHASEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the CHASEseries.

[END OF ARTICLE II]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	CHASE BANK USA,
NATIONAL ASSOCIATION,
as Beneficiary and not in its individual capacity

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee and Collateral Agent

By:	/s/ Cheryl Zimmerman
Name:	Cheryl Zimmerman
Title:	Assistant Vice President

Supplemental Indenture

CHASEseries Additional Class A(2008-3) REOPEN Notes Issuance